Exhibit 99.1

Contact: Evan Bertrand Vice President, Investor Relations and Treasurer +1-972-595-5180 investorrelations@sftp.com
Six Flags Reports Fourth Quarter and Full Year 2023 Performance

ARLINGTON, Texas — February 29, 2024 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company and the largest operator of water parks in North America, today reported fourth quarter Revenue of $293 million, Net Loss of $22 million, and Adjusted EBITDA(1) of $98 million. For the full year, the company reported revenue of $1,426 million, Net Income of $39 million, and Adjusted EBITDA(1) of $462 million.

"As we close out our second year pursuing our premiumization strategy, we are encouraged by the progress we have made to date. Since 2021, we have grown guest spending per capita by 17%, lowered cash expense in the face of historical levels of inflation, leveraged key partnerships to expand sponsorship revenue, and paid down debt," said Selim Bassoul, President and CEO. “Looking ahead to 2024, we have seen early success in sales of our 2024 passes, which are ahead of last year, and should provide a solid foundation as we head into the core operating season. We have laid the groundwork long-term for profitable growth, and we have many exciting new developments in store for the 2024 season, including new innovative rides, immersive experiences, and new guest-facing technological innovations that will create a more seamless in-park experience, drive guest spending and improve operational efficiency.”

Fourth Quarter 2023 Results

	Three Months Ended
(Amounts in millions, except per share data)	December 31, 2023	January 1, 2023	% Change vs. 2022
Total revenue	$293	$280	5%
Net (loss) income attributable to Six Flags Entertainment (2)	$(22)	$10	N/M
Net (loss) income per share, diluted (2)	$(0.27)	$0.12	N/M
Adjusted EBITDA (1) , (3)	$98	$99	—%
Attendance	4.3	4.1	6%
Spending per capita figures: (4)
Total guest spending per capita	$64.19	$65.15	(1)%
Admissions spending per capita	$33.06	$34.50	(4)%
In-park spending per capita	$31.13	$30.65	2%

Total revenue for fourth quarter 2023 increased $13 million, or 5%, compared to fourth quarter 2022, driven by higher attendance, partially offset by lower guest spending per capita. The increase in attendance was driven both by higher season pass and single-day ticket attendance during the Fall events line-up versus the prior year.

The $0.96 decrease in guest spending per capita compared to fourth quarter 2022 consisted of a $1.44 decrease in admissions spending per capita and a $0.48 increase in In-park spending per capita. The decrease in guest spending per capita was driven by lower revenue from memberships beyond the initial 12-month commitment period, which is recognized evenly each month. Due to discontinuing the sale of new memberships in the prior year, there were fewer memberships in fourth quarter 2023 versus fourth quarter 2022. Lower membership revenue, which includes a portion of revenue allocated to Park food, merchandise, and other, decreased admissions spending per capita by $2.48, and in-park spending per capita by $0.84, when compared to the prior year fourth quarter. This was partially offset by higher average ticket pricing and higher spend on food and beverage and attractions in fourth quarter 2023 versus prior year.

The company had a net loss of $22 million in fourth quarter 2023, compared to net income of $10 million in fourth quarter 2022. The loss per share was $0.27 compared to income per share of $0.12 in fourth quarter 2022, driven by $15 million in merger-related transaction costs and higher cash operating costs(5) in fourth quarter 2023 versus the prior year, partially offset by an increase in revenue. The increase in cash operating costs was driven by higher variable costs associated with higher attendance, higher investments in new entertainment events and digital guest-facing innovations, and inflationary impacts on operating expenses. Adjusted EBITDA, which excludes $15 million in merger-related transaction costs, was $98 million, essentially flat compared to fourth quarter 2022.

Full Year 2023 Results

	Year Ended
(Amounts in millions, except per share data)	December 31, 2023	January 1, 2023	% Change vs. 2022
Total revenue	$1,426	$1,358	5%
Net income attributable to Six Flags Entertainment (2)	$39	$101	(61)%
Net income per share, diluted (2)	$0.46	$1.20	(61)%
Adjusted EBITDA (1) , (3)	$462	$461	—%
Attendance	22.2	20.4	9%
Spending per capita figures (2)
Total guest spending per capita	$61.03	$63.93	(5)%
Admissions spending per capita	$33.43	$35.99	(7)%
In-park spending per capita	$27.60	$27.94	(1)%

Total revenue for full year 2023 increased $68 million, or 5%, compared to full year 2022, driven by higher attendance and higher sponsorship revenue, partially offset by lower guest spending per capita. The increase in attendance was driven by increased season pass sales versus the prior year and increased attendance from an expanded events calendar during the 2023 season.

The $2.90 decrease in guest spending per capita compared to full year 2022 consisted of a $2.56 decrease in admissions spending per capita and a $0.34 decrease in In-park spending per capita. The decrease in admissions spending per capita was driven primarily by lower average pricing on season passes in first nine months 2023 versus the prior year comparable period. The decrease in in-park spending per capita was driven primarily by lower average spending per visit on parking, retail, and flash passes, resulting from a higher mix of attendance from season passes in full year 2023 versus the prior year. Due to certain benefits available to season pass holders, guests visiting on a season pass spend less per visit on certain in-park products than guests visiting on a single-day ticket. The season pass mix-driven decline in in-park spending per capita was partially offset by higher average pending per visit on food and beverage for full year 2023 versus the prior year and higher average spending per visit on attractions during Fright Fest in fourth quarter 2023 versus the prior year fourth quarter.

The company had a net income of $39 million in full year 2023, compared to net income of $101 million in full year 2022. The income per share was $0.46 compared to income per share of $1.20 in full year 2022. In second quarter 2023, we incurred a $38 million charge in self-insurance reserves. Self-insurance reserves are periodically reviewed for changes in facts and circumstances and adjustments are made as necessary. During the second quarter of 2023, the company revised the estimate of its ultimate loss indications for both identified claims and incurred but not reported (“IBNR”) claims in connection with our general liability and worker’s compensation self-insurance reserves. The increase in the revised estimate was based on greater than previously estimated reserve adjustments on certain identified claims as well as an observed pattern of increasing litigation and settlement costs and changes to key actuarial assumptions utilized in determining estimated ultimate losses, including loss development factors. Also, in fourth quarter 2023, the company incurred $15 million in merger-related transaction costs. Finally, cash operating costs(5) increased in full year 2023 versus prior year due to several factors, including an increase in cost of sales and seasonal labor driven by higher attendance, increased advertising to promote season passes, increased investments in new entertainment, shows, events, and guest-facing digital initiatives, and inflationary impact on operating expenses. Adjusted EBITDA, which excludes the $38 million self-insurance reserves estimate adjustment and $15 million in merger-related transaction costs, was $462 million, an increase of $1 million, or less than 1%, compared to the prior year(3).

Balance Sheet and Capital Allocation

As of December 31, 2023, the company had total reported debt of $2,365 million, and cash or cash equivalents of $78 million. Deferred revenue was $128 million as of December 31, 2023, a decrease of $1 million, or 1%, from January 1, 2023. In full year 2023, the company invested $171 million in new capital, net of insurance recoveries, a $59 million increases over the prior year.

Cedar Fair Transaction

On November 2, 2023, the company and Cedar Fair (NYSE: FUN) entered into a definitive merger agreement to combine in a merger of equals transaction. On January 31, 2024, the Registration Statement on Form S-4 containing the proxy statement/prospectus relating to the transaction ("Registration Statement") was declared effective by the Securities and Exchange Commission ("SEC") and mailed to the company's shareholders on or about February 1, 2024. A shareholder meeting relating to the merger agreement and other related matters is scheduled for March 12, 2024. The merger is expected to close in the first half of 2024, following the receipt of aforementioned Six Flags shareholder approval, regulatory approvals, including the pending antitrust review in the United States, and the satisfaction of customary closing conditions.

Six Flags' largest shareholder, which owns approximately 13.6% of Six Flags' shares outstanding, has signed a voting and support agreement to vote in favor of the transaction. Please refer to the company's definitive proxy statement for further detail.

Conference Call

At 7:00 a.m. Central Time today, February 29, 2024, the company will host a conference call to discuss its fourth quarter and full year 2023 financial performance. The call is accessible through either the Six Flags Investor Relations website at investors.sixflags.com, or by dialing 1-833-629-0614 in the United States or +1-412-317-9257 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available on the company’s investor relations site investors.sixflags.com.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with 27 parks across the United States, Mexico and Canada. For 63 years, Six Flags has entertained hundreds of millions of guests with world-class coasters, themed rides, thrilling water parks and unique attractions. Six Flags is committed to creating an inclusive environment that fully embraces the diversity of our team members and guests. For more information, visit www.sixflags.com.
___________________________________
Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding (i) the adequacy of our cash flows from operations, available cash and available amounts under our credit facilities to meet our liquidity needs, including in the event of a prolonged closure of one or more of our parks, (ii) our ability to execute our strategy to significantly improve our financial performance and the guest experience, (iii) expectations regarding consumer demand for regional, outdoor, out-of-home entertainment, including for our parks, and (iv) expectations regarding our annual income tax liability and the availability and effect of net operating loss carryforwards and other tax benefits.

Forward-looking statements include all statements that are not historical facts and often use words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "may," "should," "could" and variations of such words or similar expressions. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, factors impacting attendance, such as local conditions, natural disasters, contagious diseases, or the perceived threat of contagious diseases, events, disturbances and terrorist activities; economic impact of political instability and conflicts globally, including the war in Ukraine and the Middle East; recall of food, toys and other retail products sold at our parks; accidents or incidents involving the safety of guests and employees, or contagious disease outbreaks occurring at our parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry; availability of commercially reasonable insurance policies at reasonable rates; inability to achieve desired improvements and our financial performance targets; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions, including our ability to access credit or raise capital; the increased cost of capital due to high interest rates; macro-economic conditions (including supply chain issues and the impact of inflation on customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements or ride downtime; competition with other theme parks, water parks and entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages; environmental laws and regulations; laws and regulations affecting corporate taxation; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cybersecurity risks; the expected timing and likelihood of completion of the proposed transaction with Cedar Fair, including the timing, receipt and terms and conditions of any required regulatory approvals and stockholder approval; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the proposed transaction, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Cedar Fair, the company or their respective directors and others following announcement of the merger agreement and proposed transaction; the inability to consummate the transaction due to the failure to satisfy other conditions to complete the transaction; risks that the proposed transaction disrupts and/or harms current plans and operations of Cedar Fair or the company, including that management’s time and attention will be diverted on transaction-related issues; the amount of the costs, fees, expenses and charges related to the transaction, including the possibility that the transaction may be more expensive to complete than anticipated; the ability of Cedar Fair and the company to successfully integrate their businesses and to achieve anticipated synergies and value creation; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting Cedar Fair and the company; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect Cedar Fair’s and/or the company’s financial performance and operating results; and other factors could cause actual results to differ materially from the company’s expectations, including the risk factors or uncertainties listed from time to time in the company’s filings with the SEC and the Registration Statement filed by CopperSteel HoldCo, Inc. ("Holdco") with the SEC in connection with the proposed transaction. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we make no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, and our other filings and submissions with the SEC, and the Registration Statement, each of which are available free of charge on the company’s investor relations website at investors.sixflags.com and on the SEC’s website at www.sec.gov.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction with Cedar Fair, the company and Cedar Fair have caused HoldCo to file with the SEC the Registration Statement that includes a proxy statement of the company and a prospectus of HoldCo. The Registration Statement was declared effective by the SEC and, a definitive proxy statement/prospectus was mailed to stockholders of the company on or about February 1, 2024. Cedar Fair, the company and HoldCo may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Registration Statement, proxy statement/prospectus or any other document that Cedar Fair, Six Flags or HoldCo (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING AND/OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF CEDAR FAIR AND SIX FLAGS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus, as each may be amended from time to time, as well as other filings containing important information about Cedar Fair or Six Flags, without charge at the SEC’s Internet website (http://www.sec.gov). Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by Cedar Fair, Six Flags and HoldCo through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Cedar Fair or Six Flags at the following:

Six Flags

Evan Bertrand
Vice President, Investor Relations and Treasurer
+1-972-595-5180
investorrelations@sftp.com

The information included on, or accessible through, the company’s website is not incorporated by reference into this communication.

Participants in the Solicitation

Cedar Fair, the company, HoldCo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from company stockholders in respect of the proposed transaction. Information regarding Cedar Fair’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Cedar Fair’s Form 10-K for the year ended December 31, 2023 filed with the SEC on February 16, 2024 and its proxy statement filed with the SEC on April 13, 2023, and subsequent statements of changes in beneficial ownership on file with the SEC. Information regarding the company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Six Flags’ Form 10-K for the year ended January 1, 2023 filed with the SEC on March 7, 2023 and its proxy statement filed with the SEC on March 28, 2023, and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available.

No Offer or Solicitation

This communication is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Footnotes
(1)See the following financial statements and Note 4 to those financial statements for a discussion of Adjusted EBITDA (a non-GAAP financial measure) and its reconciliation to net income (loss).
(2)Reflects revisions to be made to previously issued financial statements for immaterial errors in the unaudited interim financial statements for the periods ended April 3, 2022 and July 3, 2022 and revisions reflected herein for the unaudited financial statements for the quarterly periods ended October 2, 2022 and the audited annual financial statements for the period ended January 1, 2023 related to the recognition of stock-based compensation in the Company's annual report on Form 10-K for the three months ended January 1, 2023. As a result of these revisions, selling, general and administrative expense for the three-month and twelve-month periods ended January 1, 2023, increased by $3.3 million and $7.6 million, respectively, as compared to the previously reported figures in the statements of operations. Stock-based compensation increased by $7.6 million in the statement of cash flows. Accumulated deficit decreased and capital in excess of par value increased by $15.2 million as of January 1, 2023 on our balance sheet.
(3)During 2023, the company reclassified the net pension-related expense (benefit) to “Other (income) expense, net”, in our consolidated statements of operations. This reclassification has been reflected in all periods presented. As a result, Adjusted EBITDA for the three-month period and the twelve-month period ended January 1, 2023, declined by $0.3 million and $4.2 million, respectively, as compared to the previously reported figures.
(4)The company uses certain per capita operational metrics that measure the performance of our business on a per guest basis and believe that these metrics provide relevant and useful information for investors because they assist in comparing our operating performance on a consistent basis, make it easier to compare our results with those of other companies and our industry and allows investors to review performance in the same manner as our management.
•Total guest spending per capita is the total revenue generated from our guests, on a per guest basis, through admissions and in-park spending. Total guest spending per capita is calculated by dividing the sum of Park admissions revenue and Park food merchandise and other revenue by total attendance.
•Admissions revenue per capita is the total revenue generated from our guests, on a per guest basis, to enter our parks. Admissions revenue per capita is calculated by dividing Park admission revenue by total attendance.
•Non-admissions revenue per capita is the total revenue generated from our guests, on a per guest basis, on items sold within our parks, such as food, games and merchandise. Non-admission revenue per capita is calculated by dividing Park food, merchandise and other revenue by total attendance.
(5)“Cash operating costs” includes operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding stock-based compensation). "Cash operating costs" also excludes the $38 million self-insurance reserves estimate adjustment in second quarter 2023 and the $15 million in merger-related transaction costs in fourth quarter 2023.

Statement of Operations Data

	Three Months Ended		Year Ended
(Amounts in thousands, except per share data)	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Park admissions	$142,072	$140,149	$743,657	$735,415
Park food, merchandise and other	133,755	124,516	614,036	570,965
Sponsorship, international agreements and accommodations	16,724	15,211	68,210	51,856
Total revenues	292,551	279,876	1,425,903	1,358,236
Operating expenses (excluding depreciation and amortization shown separately below)	133,952	126,647	622,952	590,660
Selling, general and administrative expenses (excluding depreciation and amortization shown separately below) (1) (2)	55,204	34,296	247,883	169,403
Costs of products sold	22,960	22,157	110,397	108,146
Depreciation and amortization	29,120	30,352	115,086	117,124
Impairment of park assets	22,956	16,943	22,956	16,943
Loss on disposal of assets	9,648	891	16,393	3,927
Operating income	18,711	48,590	290,236	352,033
Interest expense, net	40,196	33,885	158,256	141,590
Loss on debt extinguishment	—	—	13,982	17,533
Other (income) expense, net	11,146	1,985	9,208	(84)
(Loss) income before income taxes	(32,631)	12,720	108,790	192,994
Income tax (benefit) expense	(10,235)	2,703	22,290	46,960
Net (loss) income	$(22,396)	$10,017	$86,500	$146,034
Less: Net income attributable to noncontrolling interests	—	—	(47,501)	(44,651)
Net (loss) income attributable to Six Flags Entertainment Corporation	$(22,396)	$10,017	$38,999	$101,383

Weighted-average common shares outstanding:
Basic:	83,556	83,156	83,410	84,366
Diluted:	84,084	83,230	83,935	84,695

(Loss) earnings per average common share outstanding:
Basic:	$(0.27)	$0.12	$0.47	$1.20
Diluted:	$(0.27)	$0.12	$0.46	$1.20
____________________________________________________________________________
(1)Includes stock-based compensation of $2,369 and $1,814 for the three-month periods ended December 31, 2023, and January 1, 2023, respectively, and stock-based compensation of $11,387 and $15,218 for the twelve-month periods ended December 31, 2023, and January 1, 2023.
(2)Reflects revisions to be made to previously issued financial statements for immaterial errors in the unaudited interim financial statements for the periods ended April 3, 2022 and July 3, 2022 and revisions reflected herein for the unaudited financial statements for the quarterly periods ended October 2, 2022 and the audited annual financial statements for the period ended January 1, 2023 related to the recognition of stock-based compensation in the Company's annual report on Form 10-K for the three months ended January 1, 2023. As a result of these revisions, selling, general and administrative expense for the three-month and twelve-month periods ended January 1, 2023, increased by $3.3 million and $7.6 million, respectively, as compared to the previously reported figures in the statements of operations. Stock-based compensation increased by $7.6 million in the statement of cash flows. Accumulated deficit decreased and capital in excess of par value increased by $15.2 million as of January 1, 2023 on our balance sheet.

	As of
(Amounts in thousands, except share data)	December 31, 2023	January 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$77,585	$80,122
Accounts receivable, net	62,660	49,405
Inventories	31,624	44,811
Prepaid expenses and other current assets	80,897	66,452
Total current assets	252,766	240,790
Property and equipment, net:
Property and equipment, at cost	2,733,094	2,592,485
Accumulated depreciation	(1,447,861)	(1,350,739)
Total property and equipment, net	1,285,233	1,241,746
Goodwill	659,618	659,618
Intangible assets, net of accumulated amortization	344,141	344,164
Right-of-use operating leases, net	134,857	158,838
Other assets, net	34,859	20,669
Total assets	$2,711,474	$2,665,825

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$27,235	$38,887
Accrued compensation, payroll taxes and benefits	18,957	15,224
Self-insurance reserves	64,605	34,053
Accrued interest payable	28,704	38,484
Other accrued liabilities	73,087	67,346
Deferred revenue	127,556	128,627
Short-term borrowings	56,867	—
Current portion of long-term debt	180,000	100,000
Short-term lease liabilities	10,514	11,688
Total current liabilities	587,525	434,309
Noncurrent liabilities:
Long-term debt	2,128,612	2,280,531
Long-term lease liabilities	155,335	164,804
Other long-term liabilities	27,263	30,714
Deferred income taxes	189,700	184,637
Total liabilities	3,088,435	3,094,995

Redeemable noncontrolling interests	520,998	521,395

Stockholders' deficit:
Preferred stock, $1.00 par value	—	—
Common stock, $0.025 par value, 280,000,000 shares authorized; 83,540,861, 83,178,294 and 83,152,582 shares issued and outstanding at October 1, 2023, January 1, 2023 and October 2, 2022, respectively	2,112	2,079
Capital in excess of par value (2)	1,131,208	1,119,222
Accumulated deficit (2)	(1,961,603)	(2,000,671)
Accumulated other comprehensive loss, net of tax	(69,676)	(71,195)
Total stockholders' deficit	(897,959)	(950,565)
Total liabilities and stockholders' deficit	$2,711,474	$2,665,825

	Year Ended
(Amounts in thousands)	December 31, 2023	January 1, 2023
Cash flows from operating activities:
Net income	$86,500	$146,034
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	115,086	117,124
Stock-based compensation (2)	11,387	15,218
Interest accretion on notes payable	924	1,111
Loss on debt extinguishment	13,982	17,533
Amortization of debt issuance costs	5,356	7,097
Loss on disposal of assets	16,393	3,927
Deferred income tax expense	1,320	30,638
Loss on impairment of park assets	22,956	16,943
Other	(4,195)	(3,088)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(13,831)	48,648
(Increase) decrease inventories, prepaid expenses and other current assets	(2,785)	(28,856)
(Increase) decrease in deposits and other assets	6,700	(11,720)
Decrease in ROU operating leases	11,773	11,410
(Decrease) increase in accounts payable, deferred revenue, accrued liabilities and other long-term liabilities	6,297	(79,585)
Decrease in operating lease liabilities	(10,610)	(11,003)
Decrease in accrued interest payable	(9,780)	(12,070)
Net cash provided by operating activities	257,473	269,361

Cash flows from investing activities:
Additions to property and equipment	(171,814)	(116,589)
Property insurance recoveries	1,089	5,080
Proceeds from sale of assets	488	—
Net cash used in investing activities	(170,237)	(111,509)

Cash flows from financing activities:
Repayment of borrowings	(1,163,623)	(460,000)
Proceeds from borrowings	1,144,984	200,000
Payment of debt issuance costs	(19,678)	—
Stock repurchases	—	(96,774)
Redemption premium payments on debt extinguishment	—	(200)
Payment of cash dividends	—	1,039
Proceeds from issuance of common stock	(8,587)	—
Payment of tax withholdings on equity-based compensation through shares withheld	—	(12,600)
Reduction in finance lease liability	(999)	(1,016)
Purchase of redeemable noncontrolling interest	(328)	(556)
Distributions to noncontrolling interests	(47,533)	(44,651)
Net cash used in financing activities	(95,764)	(414,758)

Effect of exchange rate on cash	5,991	1,443

Net decrease in cash and cash equivalents	(2,537)	(255,463)
Cash and cash equivalents at beginning of period	80,122	335,585
Cash and cash equivalents at end of period	$77,585	$80,122

Supplemental cash flow information
Cash paid for interest	$164,571	$146,693
Cash paid for income taxes	$21,238	$10,637

Definition and Reconciliation of Non-GAAP Financial Measures
We prepare our financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In our press release, we make reference to non-GAAP financial measures including Modified EBITDA and Adjusted EBITDA. The definition for each of these non-GAAP financial measures is set forth below in the notes to the reconciliation tables. We believe that these non-GAAP financial measures provide important and useful information for investors to facilitate a comparison of our operating performance on a consistent basis from period to period and make it easier to compare our results with those of other companies in our industry. We use these measures for internal planning and forecasting purposes, to evaluate ongoing operations and our performance generally, and in our annual and long-term incentive plans. By providing these measures, we provide our investors with the ability to review our performance in the same manner as our management.
However, because these non-GAAP financial measures are not determined in accordance with GAAP, they are susceptible to varying calculations, and not all companies calculate these measures in the same manner. As a result, these non-GAAP financial measures as presented may not be directly comparable to a similarly titled non-GAAP financial measure presented by another company. These non-GAAP financial measures are presented as supplemental information and not as alternatives to any GAAP financial measures. When reviewing a non-GAAP financial measure, we encourage our investors to fully review and consider the related reconciliation as detailed below.
The following tables set forth a reconciliation of net income to Adjusted EBITDA for the three-month periods and twelve-month periods ended December 31, 2023, and January 1, 2023:

	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net (loss) income	$(22,396)	$10,017	$86,500	$146,034
Income tax (benefit) expense	(10,235)	2,703	22,290	46,960
Other (income) expense, net (3)	11,146	1,985	9,208	(84)
Loss on debt extinguishment	—	—	13,982	17,533
Interest expense, net	40,196	33,885	158,256	141,590
Loss on disposal of assets	9,648	891	16,393	3,927
Depreciation and amortization	29,120	30,352	115,086	117,124
Impairment of park assets	22,956	16,943	22,956	16,943
Stock-based compensation (2)	2,369	1,814	11,387	15,218
Merger-related transaction costs	15,386	—	15,386	—
Self-insurance reserve adjustment (4)	—	—	37,558	—
Modified EBITDA (5)	$98,190	$98,590	$509,002	$505,245
Third party interest in EBITDA of certain operations (6)	—	—	(47,501)	(44,651)
Adjusted EBITDA (5)	$98,190	$98,590	$461,501	$460,594
____________________________________________________________________________
(3)Amounts recorded as “Other (income) expense, net” include certain non-recurring costs incurred in conjunction with changes made to our organizational structure in December 2021. During 2023, we reclassified the net pension-related expense (benefit) to other (income) expense, net. in our consolidated statements of operations. This reclassification has been reflected in all periods presented. As a result of this reclassification, Adjusted EBITDA for the three-month and twelve-month periods ended January 1, 2023, declined by $0.3 million and $4.2 million, respectively, as compared to the previously reported figures.
(4)Amount relates to an adjustment to our self-insurance reserves resulting from a change in accounting estimate that increased our ultimate loss indications on both identified claims and incurred but not reported claims, as discussed in more detail above in our review of second quarter 2023 results. We have excluded this adjustment from our reported Adjusted EBITDA because we believe (i) the change in actuarial assumptions and related change in accounting estimate that gave rise to the adjustment is unusual and not expected to be recurring; (ii) excluding it provides more meaningful comparisons to our historical results; and (iii) excluding it provides more meaningful comparisons to other companies in our industry.
(5)Modified EBITDA,” a non-GAAP measure, is defined as our consolidated income (loss) from continuing operations: excluding the following: the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, fresh start accounting valuation adjustments and other significant non-recurring items. Modified EBITDA, as defined herein, may differ from similarly titled measures presented by other companies. Management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. We believe that Modified EBITDA provides relevant and useful information for investors because it assists in comparing our operating performance on a consistent basis, makes it easier to compare our results with those of other companies in our industry as it most closely ties our performance to that of our competitors from a park-level perspective and allows investors to review performance in the same manner as our management.

"Adjusted EBITDA," a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Modified EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta and Six Flags Over Texas). Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in our secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to us in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies. Our board of directors and management use Adjusted EBITDA to measure our performance and our current management incentive compensation plans are based largely on Adjusted EBITDA. We believe that Adjusted EBITDA is frequently used by all our sell-side analysts and most investors as their primary measure of our performance in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.
(6)Represents interests of non-controlling interests in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas and Six Flags White Water Atlanta.